UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

UROGEN PHARMA LTD.
(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On June 22, 2026, UroGen Pharma Ltd. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company's shareholders approved the amendment and restatement of the Company’s Articles of Association (the “Amended and Restated Articles”) to, among other things, tie eligibility for shareholder proposals to the requirements under the Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder. The Amended and Restated Articles were previously approved, subject to shareholder approval, by the Company's Board of Directors on March 19, 2026. A summary of the amendments made pursuant to the adoption of the Amended and Restated Articles are set forth under the heading "Proposal 2—To Approve the Proposed Articles of Association" of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”). The foregoing summary of the Amended and Restated Articles is qualified in its entirety by reference to the full text of the Amended and Restated Articles, a copy of which is filed as Exhibit 3.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the Annual Meeting, the Company’s shareholders also approved (i) an amendment to the Company’s Amended and Restated Non-Employee Director and Officer Compensation Policy in relation to directors’ and officers’ insurance (the “Compensation Policy Amendment”) and (ii) an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 Plan” and the 2017 Plan, as amended, the “2017 Amended Plan”) to increase the number of ordinary shares authorized for issuance under the plan by 1,000,000 shares. The Compensation Policy Amendment and the 2017 Amended Plan were previously approved, subject to shareholder approval, by the Company’s Board of Directors on March 19, 2026. Summaries of the principal features of the Compensation Policy Amendment and the 2017 Amended Plan are set forth under the headings “Proposal 3—To Approve the Compensation Policy Amendment" and “Proposal 4—To Approve Amendments to the Company’s 2017 Equity Incentive Plan” contained in the Proxy Statement. The summaries are qualified in their entirety by reference to the Compensation Policy Amendment and the 2017 Amended Plan, filed as Exhibits 10.1 and 10.2 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Proxy Statement. The voting results are set forth below.

Proposal 1 - Election of Directors

The shareholders elected the following seven individuals to serve as directors until the Company’s next annual meeting of shareholders and until their successors are elected. There were no nominees other than those listed below. The voting results are as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Arie Belldegrun, M.D.	23,369,726	4,959,968	6,330	8,540,308
Elizabeth Barrett	25,942,072	2,389,232	4,720	8,540,308
Cynthia M. Butitta	26,378,838	1,940,273	16,913	8,540,308
Stuart Holden, M.D.	26,641,539	1,687,876	6,609	8,540,308
James A. Robinson, Jr.	27,918,601	407,390	10,033	8,540,308
Leana S. Wen, M.D., M.Sc.	26,667,146	1,652,270	16,608	8,540,308
Daniel G. Wildman	27,862,621	453,366	20,037	8,540,308

Proposal 2 – Amended and Restated Articles of Association.

The shareholders approved the Amended and Restated Articles. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,306,222	9,007,528	22,274	8,540,308

Proposal 3 - Compensation Policy Amendment.

The shareholders approved the Compensation Policy Amendment. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,089,418	2,182,017	64,589	8,540,308

Proposal 4 - 2017 Equity Incentive Plan.

The shareholders approved the 2017 Amended Plan. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,204,644	3,058,912	72,468	8,540,308

Proposal 5 - Advisory vote on the compensation of the Company’s named executive officers.

On an advisory basis, the shareholders approved the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,125,846	3,186,040	24,138	8,540,308

Proposal 6 - Engagement of PricewaterhouseCoopers LLP as the Company’s independent auditor.

The shareholders approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditor until the Company’s 2027 annual meeting of shareholders. The voting results are as follows:

Votes For	Votes Against	Abstentions
36,778,509	90,799	7,024

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

3.1	Amended and Restated Articles of Association
10.1	Amendment to Amended and Restated Non-Employee Director and Officer Compensation Policy
10.2	UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	UROGEN PHARMA LTD.

	By:	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer